LEASE

DATE:

Landlord:  Ernesto Zaragoza de Cima

           Address: Kilometro 129.5
                    Salida Norte
                    Guaymas, Sonora, CP 85400

Tenant:    NuPro Innovations Inc.

           Address: 5151 East Broadway Boulevard, Suite 730
                    Tucson, Arizona 85711

                                    RECITALS:

     A. Landlord is the true and lawful owner of the Premises, as described below, and has the right to lease the same in the manner set forth in this Lease.

     B. Tenant desires to lease the Premises from Landlord and Landlord is willing to lease the Premises to Tenant on the terms and conditions set forth herein.

     FOR VALUABLE CONSIDERATION, it is agreed as follows:

     1. DESCRIPTION OF LEASED PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property described on Exhibit "A" attached hereto, situated in the City of Guaymas, State of Sonora, Republic of Mexico, together with all improvements presently located thereon and all easements, appurtenances and rights related thereto (the "Premises" or the "Leased Premises"); SUBJECT, HOWEVER, to current taxes and assessments, reservations in patents and all rights-of-way, easements, covenants, conditions, restrictions, obligations, liens, encumbrances, and liabilities of record as of the date hereof, and to all zoning and building code requirements and other governmental laws, rules, and regulations.

     2. TERM. The initial term of this Lease (the "Initial Term") shall be for a period of five (5) years, commencing on the 1st day of November, 1997, at 12:01 a.m., and continuing to 11:59 p.m. on the 31st day of October, 2002, subject to the terms and conditions set forth in this Lease which may permit or provide for an earlier termination. After the expiration of the Initial Term, this Lease may be extended, at the option of the Tenant, for an additional five year period, subject to the same terms and conditions as set forth herein.

     3. RENTAL. Tenant shall pay to Landlord as rent during the term hereof, the amount of $1,015.50 month, payable in advance on the first day of each month during the term of this Lease without any deduction or offset.
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     4. BUILDINGS AND IMPROVEMENTS; REPAIRS.

     (a) Tenant agrees not to commit or permit any waste of the Leased Premises. Tenant agrees to comply with all laws, ordinances, regulations, building permits, governmental stipulations and conditions, covenants, conditions and restrictions, public or private, affecting the Leased Premises and not to suffer or permit any act to be done in or about the Leased Premises in violation thereof.

     (b) Tenant hereby accepts the Premises in their "as is" condition including any and all defects, latent or otherwise, existing as of the Lease commencement date or the date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

     (c) Tenant shall not remove, demolish or impair the structural character of any existing improvement to the Leased Premises without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole and absolute discretion. Tenant may, at its sole cost and expense, improve, construct, remodel, reconstruct or alter improvements, structures, and buildings on the Leased Premises; provided, however, all such work shall be done in compliance with and pursuant to plans, drawings and specifications first approved in writing by Landlord, which approval may be given or withheld in Landlord's sole and absolute discretion. Any material modifications to any such plans, drawings and specifications shall also require the prior written approval of Landlord, which approval may be given or withheld in Landlord's sole and absolute discretion. Tenant covenants that any such improvements, structures or buildings shall conform to all applicable building codes, zoning and other governmental regulations and restrictions and shall be constructed diligently, in a good and workmanlike manner, using only high quality materials, and in full compliance with all governmental laws, rules and regulations then relating hereto. Tenant agrees to indemnify and hold Landlord harmless for, from and against any and all claims for damages on the part of the owners, tenants, or occupants of adjacent lands or buildings arising from the uses of the Leased Premises by or activities of Tenant pursuant to this Paragraph, and Tenant agrees to take all necessary, prudent and proper measures to protect the land and improvements of such adjacent owners, tenants and occupants from injury of any nature arising from any such use or activity.

     (d) The parties agree, and notice is hereby given, that Tenant is not the agent of Landlord for the construction, alteration or repair of any improvements on the Leased Premises, the same being done at the sole direction and expense of Tenant. All contractors, materialmen, mechanics, and laborers are hereby charged with notice that they must look only to Tenant for the payment of any charge for work done or material furnished on the Leased Premises during the term of this Lease. Tenant shall have no right, authority or power to bind Landlord or any interest of Landlord for the payment of any claim for labor or material, or for any charge or expense, incurred by Tenant as to improvements, alterations or repairs on or to the Leased Premises, and Tenant shall post notices on the Leased Premises during all construction work of any nature whatsoever that Landlord is not responsible for any material and labor used on the Leased Premises.

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     (e) Upon the  termination  of this Lease for any cause  whatsoever,  Tenant shall immediately surrender peaceable possession of the Leased Premises, and all buildings, improvements and fixtures then located thereon, all of which shall thereupon be and become the property of Landlord (ordinary depreciation and reasonable wear and tear excepted), subject, however, to the rights of removal as provided in Paragraph 16. If the Leased Premises are not surrendered at the end of the Lease term, Tenant shall indemnify Landlord for, from and against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant based on such delay. If Tenant or any successor in interest of Tenant should remain in possession of the Leased Premises after the expiration of the Lease term without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the covenants, terms, provisions and obligations of this Lease. Nothing contained herein shall be construed as Landlord's permission for Tenant to hold over or as limiting Landlord's remedies against a holdover lessee. All keys shall be returned to the Landlord upon surrender; failure of Tenant to return all keys shall obligate Tenant to pay all necessary costs in changing the locks pertaining to the Leased Premises.

     5. ENCUMBERING THE LEASED PREMISES. During the term of this Lease, Tenant shall not cause or permit any lien, claim, charge or encumbrance of any nature or description whatsoever to attach to or encumber the Leased Premises or any part thereof.

     6. INDEMNITY INSURANCE. Tenant covenants and agrees to indemnify and save Landlord entirely harmless for, from and against each and every claim, demand, liability, loss, cost, damage and expense, including, without limitation, reasonable attorneys' fees and court costs, arising out of any accident or other occurrence causing injury to or death of persons or damage to property by reason of construction or maintenance of any improvements on the Leased Premises, of any additions, alterations or renovations thereto, or due to the condition of the Leased Premises, or the use or neglect thereof by Tenant or any agent, employee, invitee, contractor, or customer of Tenant, or any other person, or otherwise occurring upon the Leased Premises. Tenant further agrees to indemnify and save Landlord and its interests in the Leased Premises entirely harmless for, from and against all claims, demands, liabilities, damages and penalties arising out of any failure of Tenant to comply with any of Tenant's obligations under this Lease, including without limitation reasonable attorneys' fees and court costs. This indemnity shall survive the expiration of this Lease or the earlier termination thereof.

     Tenant, at the sole cost and expense of Tenant, shall at all times during the term of this Lease maintain in force an insurance policy or policies which will name Landlord and Tenant as insureds insuring against all liability resulting from injury or death occurring to persons in or about the Premises. The original of such policy or policies shall remain in possession of Tenant; provided, however, that Landlord shall have the right to receive from Tenant, upon written demand, a duplicate policy or policies of any such insurance.

     7. DAMAGE. If any buildings, structures or other improvements upon the Leased Premises shall be destroyed or damaged in whole or in part by fire, or as a result directly or indirectly of war, or by act of God, or occurring by reason of any other cause whatsoever, so as to render the Premises untenantable, this Lease may be terminated at the election of either Tenant or Landlord, by sending written notice thereof to the other party. In no event whatsoever shall Landlord be required to repair, replace or restore any structure, building or other improvement on the Premises as a result of any such damage or destruction, and Landlord shall be entitled to retain any insurance proceeds received relating thereto. Upon any termination of this lease pursuant to this Paragraph, Tenant's rental obligations shall immediately cease, and except as otherwise expressly provided herein, all of the obligations of Landlord and Tenant shall terminate.

     8. TAXES AND ASSESSMENTS. Tenant shall pay to Landlord, at the same time as any other rental payment is made to or for Landlord, an amount equal to the amount of all personal property taxes, transaction privilege taxes, sales taxes, or like taxes now or hereafter levied or assessed by the Republic of Mexico, the State of Sonora or any municipal corporation or political subdivision upon such rental, or the payment or receipt thereof, or which Landlord will be caused to pay as a result of the receipt thereof, except that Tenant shall not be obligated to pay to Landlord any amount on account of any income tax of Landlord.

     9. LANDLORD'S ACCESS TO PREMISES. Landlord and its agents, at all reasonable times, shall have free and full access to the Premises for the purpose of examining or inspecting the condition thereof, for the purpose of determining if Tenant is performing the covenants and agreements of this Lease, and for the purpose of posting such reasonable notices as Landlord may desire to protect the rights of Landlord.

     10. NO ABATEMENT. No abatement, diminution or reduction of the rent or other charges payable by Tenant under this Lease shall be claimed by or allowed to Tenant for any reason.

     11. Sale by Landlord. Landlord may sell, transfer, assign or otherwise dispose of the Premises, or this Lease, or any part thereof or interest therein, without the consent of Tenant. Upon any such sale, transfer, assignment or disposal of all of its interest in the Premises or this Lease, Landlord shall be automatically relieved of all obligations hereunder. This Lease shall not be affected by any such sale, transfer, assignment or disposal of Landlord's interest, and Tenant agrees to attorn to Landlord's purchaser or assignee. Tenant agrees to cooperate with Landlord in the marketing of the Premises to prospective purchasers, including without limitation, by allowing access to the Premises to any such prospective purchasers and Landlord's marketing agents or consultants. Tenant further agrees that Landlord shall be entitled to place a "For Sale" sign or signs on the Premises in such place or places as Landlord shall reasonably determine.

     12. SUBORDINATION.

     (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, bank trust, or any other hypothecation or security now or hereafter placed upon the Premises and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     (b) Tenant agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, bank trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Paragraph 14(b).

     13. TENANT'S RIGHT TO MORTGAGE. Provided Tenant is not in default under this Lease, and subject to the terms and conditions set forth in this Lease, Tenant shall have the right to encumber its leasehold interest by one or more mortgages, deeds of trust, security agreements or otherwise (a "Leasehold Mortgage"); subject, however, to the limitations set forth in this Section 13. Any such Leasehold Mortgage shall be subject and subordinate to the rights of Landlord under this Lease.

     (a) No holder of a Leasehold Mortgage on this Lease shall have the rights or benefits set forth in this Section 13, nor shall the provisions of this
Section 13 be binding upon Landlord, unless and until Landlord has received written notice of such Leasehold Mortgage.

     (b) If Tenant  shall  enter  into a  Leasehold  Mortgage  pursuant  to this
Section 13, then so long as any such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

          (i) NOTICE OF DEFAULT. Landlord, upon serving upon Tenant any notice of default under this Lease, shall also serve a copy of such notice upon the holder of such Leasehold Mortgage, at the address provided for in Section 13(b)(v).

          (ii) RIGHT TO CURE. Any holder of such Leasehold Mortgage shall, in case Tenant shall be in default under this Lease, shall, within the time period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such holder as if the same had been made by Tenant.

          (iii) NO DEFAULT. For purposes of this Section 13, no event of default shall be deemed to exist if the default is with respect to the performance of work, or of acts to be performed, or of conditions to be remedied, if steps shall, in good faith, have been commenced within the time permitted therefor to rectify the same and shall be prosecuted to completion with diligence and continuity.

          (iv) LANDLORD FORBEARANCE. Notwithstanding anything to the contrary contained herein, upon the occurrence of an event of default, Landlord shall take no action to terminate the Lease without first giving the holder of such Leasehold Mortgage written notice thereof and a reasonable time thereafter within which to either obtain possession of the Premises (including possession by a receiver) or institute, prosecute and complete foreclosure proceedings or otherwise acquire Tenant's interest under this Lease; so long as such holder cures all defaults then reasonably susceptible of being cured by such holder.

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
          (v) DELIVERY OF NOTICE. Any notice or other communication which Landlord shall desire or is required to give to or serve upon the holder of such Leasehold Mortgage on this Lease shall be in writing and shall be served by registered mail, addressed to such holder at its address as set forth in such Leasehold Mortgage, or in the notice delivered to Landlord pursuant to Section 13(a) hereof, or at such other place as such holder may designate in writing to Landlord.

     14. REMOVAL OF PERSONAL PROPERTY AND TENANT'S FIXTURES AND TRADE FIXTURES. Upon any termination of this Lease, ownership and possession of all buildings and other permanent structures, if any, located upon the Premises as of such date shall pass to Landlord; provided, however, Tenant may, if not in default under any of the terms of this Lease and within a reasonable time after such termination, remove any and all personal property, including, but not limited to, furniture, equipment, and fixtures belonging to Tenant; provided, however, Tenant shall repair any damage to any improvements on the Premises caused by such removal. Upon any termination of this Lease, Tenant shall deliver to Landlord, for Landlord's use at no cost to Landlord, copies of all engineering, architectural and landscaping plans, all site plans, inspection reports, marketing reports, tests, feasibility reports, and other documents relating to the Premises.

     15. DEFAULT. Upon the non-payment of the whole or any portion of the rentals hereby reserved, or any other sum or sums of money due to Landlord under the provisions hereof; or upon the non-performance by Tenant of any other covenant or condition herein set forth on the part of said Tenant to be kept and performed, Tenant shall be in default hereunder; provided, however, Landlord shall not be entitled to exercise its remedies for default unless Landlord shall have given Tenant written notice of the default and Tenant shall have failed to cure such default on or before five (5) days after Tenant receives such notice, if such default relates to the non-payment of money, or on or before thirty (30) days after Tenant receives such notice, for any default other than non-payment of money. Upon such default and the expiration of the respective above-referenced grace period, it shall be lawful for Landlord, at its option, to re-enter upon the Leased Premises and to again repossess and enjoy the same and all the improvements thereon free of any claims or interest of Tenant whatsoever, with or without terminating this Lease, at Landlord's sole election. In addition, upon such default, Landlord shall be entitled to avail itself of whatever remedies it may have at law or in equity for the collection of any unpaid rentals hereunder, past and future, or for any damages that it may have sustained by reason of the breach by Tenant of the terms and conditions hereof. No termination of this Lease by forfeiture nor taking or recovering possession of the Leased Premises shall deprive Landlord of any other action, right, or remedy against Tenant. Any sum of money not paid within five (5) days after such sum shall become due shall bear interest from the due date until paid at the rate of twelve percent (12%) per annum.

     16. WAIVER OF BREACH. No waiver by Landlord or Tenant of the breach of any provision of this Lease shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Lease, nor shall the acceptance of rent by Landlord during any period of time in which Tenant is in default in any respect other than payment of rent be deemed to be a waiver of such default.

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     17. ATTORNEYS' FEES. If any action is brought by any party to this Lease in respect of its rights under this Lease, the prevailing party shall be entitled to reasonable attorneys' fees and court costs as determined by the court. In the event that any person who shall not be a party to this Lease shall institute an action against Tenant in which Landlord shall be involuntarily and without cause joined as a party, Tenant shall reimburse Landlord for all attorneys' fees incurred by Landlord in connection therewith.

     18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

     19. RECORDING. Neither this Lease nor any memorandum of this Lease shall be recorded or filed without Landlord's prior written consent, which may be given or withheld by Landlord in its sole and absolute discretion.

     20. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies hereunder or at law or in equity.

     21.  QUIET  ENJOYMENT.  Conditioned  upon  Tenant  paying  the rent  herein provided and performing and fulfilling all the covenants, agreements, conditions, and provisions herein to be kept, observed or performed by Tenant, Tenant may at all times during the term hereby granted, peaceably, quietly, and exclusively have, hold, and enjoy the Leased Premises.

     22. ENTIRE AGREEMENT. This Lease sets forth all the promises, inducements, agreements, conditions, and understandings between Landlord and Tenant relative to the Leased Premises, and there are no promises, agreements, conditions, or understandings, either oral or written, express or implied, between them other than are set forth herein. No subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by each of them. Parole evidence shall never be admissible in any court, tribunal, arbitration or governmental agency to modify, amend or vary the terms of this Lease.

     23. CONSTRUCTION. The titles which are used following the number of each paragraph are so used only for convenience in locating various provisions of this Lease and shall not be deemed to affect the interpretation or construction of such provisions. The parties acknowledge that each party and its counsel have reviewed and revised this Lease. This Lease shall not be construed for or against Landlord or Tenant.

     24. SUCCESSORS. Subject to the restrictions contained herein, this Lease and all of provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord and Tenant.

     25. GOVERNING LAW. The terms, conditions, covenants, and agreements herein contained shall be governed, construed, and controlled according to the laws of the State of Sonora, Republic of Mexico and the parties hereby submit to the jurisdiction of the Courts of Guaymas, Sonora, Mexico.

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     26. TIME IS OF THE ESSENCE. Time is of the essence of this Lease and in the performance of all of the covenants and conditions hereof.


                                        Landlord:


                                        /s/ Ernesto Zaragoza de Cima
                                        ----------------------------------------
                                        ERNESTO ZARAGOZA DE CIMA


                                        Tenant:

                                        NUPRO INNOVATIONS INC.


                                        By:  /s/ Luba Veselinovic
                                        ----------------------------------------
                                        Its: Luba Veselinovic

                                        8
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                                    EXHIBIT A

                                 Leased Premises

Two hundred twenty seven (227) square feet of office space, one thousand one hundred fifty five (1,155) square feet of space for prototype tool fabrication, and one thousand one hundred (1,100) square feet of space for model fabrication, for a total of two thousand four hundred eighty two (2,482) square feet located at Kilometro 129.5 Salida Norte, Guaymas, Sonora Mexico and more particularly described as ____________________________.